Exhibit 99.1

FOR IMMEDIATE RELEASE

PHARMATHENE TO HOLD INVESTOR CALL REGARDING MERGER WITH HAQ
New Common Stock Symbol is ‘PIP’

ANNAPOLIS, MD — August 7, 2007 —

What:	PharmAthene, Inc. (AMEX:PIP) to host a conference call to discuss merger with HAQ.
When:	Wednesday, August 8, 2007 1:00 PM EST.
How:	In the US (877) 879-6203/International (719) 325-4760
Please refer to the Confirmation Code: 3318943

A playback of the call will be available until September 8, 2007
In the US (888)203-1112/ International (719) 457-0820
Replay Passcode: 3318943

Contact:	Erica Greenman
Hullin Metz & Co.
Office: (212) 752-1044/ Mobile (917) 822-7702
Erica@hmcllc.com

Additional Information
PHARMATHENE CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS, BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT OF PHARMATHENE REGARDING, AMONG OTHER THINGS, THE POTENTIAL DETERMINATIONS BY A COURT OF CHANCERY IN DELAWARE AS TO THE VALIDITY OF THE APPROVAL OF THE MERGER, WHICH CANNOT BE PREDICTED WITH CERTAINTY. NO ASSURANCES CAN BE GIVEN THAT OTHER PARTIES WILL NOT OPPOSE CONFIRMATION OF SUCH VALIDITY.

About PharmAthene, Inc.
PharmAthene was a privately-held biodefense company, was formed in 2001 to meet the critical needs of the United States by developing biodefense products. PharmAthene is dedicated to the rapid development of important and novel biotherapeutics to address biological pathogens and chemicals that may be used as weapons of bioterror. PharmAthene’s lead programs include Valortim™ and Protexia®. For more information on PharmAthene, please visit its website at www.PharmAthene.com. Following approval of the merger at HAQ’s Special Meeting of Stockholders held on Friday, August 3, 2007, the name of PharmAthene was changed to “PharmAthene US Corporation.”